Exhibit 99.2
PART I FINANCIAL INFORMATION

ITEM 1.	Financial Statements
Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
(In thousands, except share data)	2010	2009
ASSETS
Cash and cash equivalents	$12,266	$11,534
Receivables, net	153,986	122,386
Inventories	105,359	115,495
Deferred tax asset	20,075	7,457
Prepaid expenses and other current assets	11,819	11,740

Total current assets	303,505	268,612

Property, plant and equipment, net	220,298	224,625
Goodwill	62,097	62,276
Other intangible assets, net	15,219	16,037
Other assets	4,669	13,564

Total assets	$605,788	$585,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Foreign bank lines of credit	$7,378	$6,901
Current maturities of long-term debt	10,232	10,319
Accounts payable	61,613	62,992
Accrued liabilities	28,258	25,290

Total current liabilities	107,481	105,502

Long-term debt, less current portion	110,666	105,810
Deferred tax liability	8,871	2,083
Other noncurrent liabilities	4,421	3,697

Total liabilities	231,439	217,092

Commitments and contingencies (Note 6)

Common stock, $0.01 par value, 200,000,000 shares authorized 91,686,001 and 91,672,871 shares issued, respectively	917	917
Paid-in capital	461,350	460,544
Accumulated other comprehensive income	6,243	8,635
Retained deficit	(78,878)	(86,660)
Treasury stock, at cost; 2,705,857 and 2,727,765 shares, respectively	(15,283)	(15,414)

Total stockholders’ equity	374,349	368,022

Total liabilities and stockholders’ equity	$605,788	$585,114

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2010	2009

Revenues	$160,798	$126,938

Cost of revenues	133,518	123,512
Selling, general and administrative expenses	14,413	16,230
Other income, net	(842)	(25)

Operating income (loss)	13,709	(12,779)

Foreign currency exchange (gain) loss	(611)	29
Interest expense	2,148	1,650

Income (loss) from operations before income taxes	12,172	(14,458)
Provision for income taxes	4,390	(2,454)

Net income (loss)	$7,782	$(12,004)

Basic weighted average common shares outstanding	88,654	88,323
Diluted weighted average common shares outstanding	88,867	88,323

Income (loss) per common share — basic	$0.09	$(0.14)
Income (loss) per common share — diluted	$0.09	$(0.14)
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Newpark Resources, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2010	2009

Net income (loss)	$7,782	$(12,004)

Changes in fair value of interest rate swap, net of tax	(10)	72
Foreign currency translation adjustments	(2,382)	(3,117)

Comprehensive income (loss)	$5,390	$(15,049)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2010	2009
Cash flows from operating activities:
Net income (loss)	$7,782	$(12,004)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	6,711	6,927
Stock-based compensation expense	870	427
Provision for deferred income taxes	3,147	(3,596)
Provision for doubtful accounts	239	587
Loss (gain) on sale of assets	348	(224)
Change in assets and liabilities:
(Increase) decrease in receivables	(32,724)	74,374
Decrease in inventories	9,183	5,520
(Increase) decrease in other assets	(261)	2,543
Decrease in accounts payable	(1,134)	(30,958)
Increase (decrease) in accrued liabilities and other	3,470	(10,558)

Net cash (used in) provided by operating activities	(2,369)	33,038

Cash flows from investing activities:
Capital expenditures	(2,029)	(7,540)
Proceeds from sale of property, plant and equipment	48	533

Net cash used in investing activities	(1,981)	(7,007)

Cash flows from financing activities:
Borrowings on lines of credit	45,409	48,827
Payments on lines of credit	(39,564)	(73,784)
Principal payments on notes payable and long-term debt	(186)	(96)
Long-term borrowings	—	740
Proceeds from employee stock plans	48	103
Purchase of treasury stock	(86)	(202)

Net cash provided by (used in) in financing activities	5,621	(24,412)

Effect of exchange rate changes on cash	(539)	(562)

Net increase in cash and cash equivalents	732	1,057

Cash and cash equivalents at beginning of period	11,534	8,252

Cash and cash equivalents at end of period	$12,266	$9,309

Cash paid for:
Income taxes (net of refunds)	$1,132	$1,853
Interest	$2,269	$1,426
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

NEWPARK RESOURCES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation and Significant Accounting Policies
The accompanying unaudited condensed consolidated financial statements of Newpark Resources, Inc. and our wholly-owned subsidiaries, which we refer to as “we,” “our” or “us,” have been prepared in accordance with Rule 10-01 of Regulation S-X for interim financial statements required to be filed with the Securities and Exchange Commission (“SEC”), and do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2009. Our fiscal year end is December 31 and our first quarter represents the three month period ending March 31. The results of operations for the first quarter of 2010 are not necessarily indicative of the results to be expected for the entire year.
In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly our financial position as of March 31, 2010, the results of our operations for the first quarter of 2010 and 2009, and our cash flows for the first quarter of 2010 and 2009. All adjustments are of a normal recurring nature. Our balance sheet at December 31, 2009 reflects the audited financial statements at that date.
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. For further information, see Note 1 in our Annual Report on Form 10-K for the year ended December 31, 2009.
New Accounting Standards
In October 2009, the Financial Accounting Standards Board (“FASB”) issued additional guidance on multiple-deliverable revenue arrangements. The guidance provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. It replaces the term “fair value” in the revenue allocation guidance with “selling price” to clarify that the allocation of revenue is based on entity-specific assumptions rather than assumptions of a marketplace participant, and they establish a selling price hierarchy for determining the selling price of a deliverable. The amendments eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, and they significantly expand the required disclosures related to multiple-deliverable revenue arrangements. The amendments will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning after June 15, 2010 and we do not expect the impact of this statement to be material.

Note 2 — Earnings per Share
The following table presents the reconciliation of the numerator and denominator for calculating income per share:

	First Quarter
(In thousands, except per share data)	2010	2009

Net income (loss)	$7,782	$(12,004)

Weighted average number of common shares outstanding	88,654	88,323
Add: Net effect of dilutive stock options and restricted stock awards	213	—

Adjusted weighted average number of common shares outstanding	88,867	88,323

Net income (loss) per common share:
Basic	$0.09	$(0.14)
Diluted	$0.09	$(0.14)

Stock options, restricted stock and warrants excluded from calculation of diluted earnings per share because they were anti-dilutive for the period	4,561	5,361

For the first quarter of 2010, we had dilutive stock options and restricted stock of approximately 2.8 million shares, and zero dilutive stock options or restricted stock for the same period in 2009. The resulting net effect of stock options and restricted stock were used in calculating diluted income per share for the period.
On June 1, 2000, we completed the sale of 120,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and a warrant (the “Series B Warrant”) to purchase up to 1,900,000 shares of our common stock at an exercise price of $10.075 per share, subject to anti-dilution adjustments. Prior to 2006, all outstanding shares of the Series B Preferred Stock were converted to common stock. The Series B Warrant was originally issued with a seven year life, expiring June 1, 2007. This warrant contains certain registration provisions, which, if not met, reduce the exercise price of the warrant by 2.5%, for each year we are not in compliance with the registration requirements, and extend the term of the warrant. Effective May 1, 2009, we became compliant with the registration requirements for the warrant. Previously, we were not in compliance with these requirements which resulted in adjustments to the exercise price and extended the term of the warrant. As of March 31, 2010, the Series B Warrant, as adjusted for certain anti-dilution provisions, remains outstanding and provides for the right to purchase up to approximately 2.1 million shares of our common stock at an exercise price of $8.98, and expires in February 2012.
Note 3 — Receivables, net
Receivables consist of the following:

	March 31,	December 31,
(In thousands)	2010	2009

Gross trade receivables	154,531	123,909
Allowance for doubtful accounts	(6,083)	(5,969)

Net trade receivables	148,448	117,940

Notes and other receivables	5,538	4,446

Total receivables, net	$153,986	$122,386

Note 4 — Inventories
Inventories consist of the following:

	March 31,	December 31,
(In thousands)	2010	2009

Finished goods-mats	$630	$1,681

Raw materials and components:
Drilling fluids	104,157	113,287
Mats	572	527

Total raw materials and components	104,729	113,814

Total	$105,359	$115,495

Note 5 — Fair Value of Financial instruments
Our derivative instruments consist of interest rate swap agreements entered into in January 2008 which effectively fix the underlying LIBOR rate on our borrowings under our term loan. The initial notional amount of the swap agreements totaled $50.0 million reducing by $10.0 million each December, matching the required principal payments under the term loan. As of March 31, 2010, $30.0 million remained outstanding on the term loan. As a result of the swap agreements, we will pay a fixed rate of 3.74% plus the applicable margin to lenders.
The swap agreements represent a cash flow hedge, entered into for the purpose of fixing a portion of our borrowing costs and thereby decreasing the volatility of future cash flows. These agreements are valued based upon “level 2” fair value criteria, where the fair value of these instruments is determined using observable inputs, including quoted prices for similar assets/liabilities and market corroborated inputs as well as quoted prices in inactive markets. The fair value of the interest rate swap arrangements was an obligation of $0.9 million, net of tax as of March 31, 2010 and December 31, 2009, recorded within accrued liabilities.
Our financial instruments include cash and cash equivalents, receivables, payables, debt, and certain derivative financial instruments. We believe the carrying values of these instruments approximated their fair values at March 31, 2010 and December 31, 2009. We estimate the fair value of our derivative instruments by obtaining available market information and quotes from brokers.
At March 31, 2010 and December 31, 2009, the estimated fair value of total debt is equal to the carrying value of $128.3 million and $123.0 million, respectively.
Note 6 — Commitments and Contingencies
In the ordinary course of conducting our business, we become involved in litigation and other claims from private party actions, as well as judicial and administrative proceedings involving governmental authorities at the federal, state and local levels. In the opinion of management, any liability in these matters should not have a material effect on our consolidated financial statements.
SEC Investigation
On March 12, 2007, we were advised that the SEC opened a formal investigation into the matters disclosed in Amendment No. 2 to our Annual Report on Form 10-K/A filed on October 10, 2006. We have and will continue to cooperate fully with the SEC’s investigation. On July 16, 2009, the SEC filed a civil lawsuit against our former Chief Financial Officer, the former Chief Financial Officer of our Soloco business unit and one former vendor in connection with the transactions that were described in the Amended Form 10-K/A. Subsequently, the SEC announced that it reached a settlement of its claims against the former vendor. We have not been named as a defendant in this lawsuit.

Note 7 — Segment Data
Summarized operating results for our reportable segments is shown in the following table (net of inter-segment transfers):

	First Quarter
(In thousands)	2010		2009

Revenues
Fluids systems and engineering	$136,310		$106,588
Mats and integrated services	13,620		8,863
Environmental services	10,868		11,487

Total revenues	$160,798		$126,938

Operating income (loss)
Fluids systems and engineering	$12,414		$(5,574	)(2)
Mats and integrated services	2,714	(1)	(3,414	)(2)
Environmental services	2,679		1,157
Corporate office	(4,098)		(4,948	)(2)

Operating income (loss)	$13,709		$(12,779)

(1)	Includes $0.9 million of other income reflecting proceeds from insurance claims related to Hurricane Ike in 2008.

(2)
The first quarter of 2009 includes employee termination and related charges of $2.0 million in fluids systems and engineering, $0.4 million in mats and integrated services and $0.2 million in our corporate office.

Note 8 — Guarantor and Non-Guarantor Financials
         We anticipate filing a Registration Statement on Form S-3 (the “Form S-3”) relating to securities that may be issued by the Company from time to time. We may in the future issue debt securities registered pursuant to the Form S-3 that are fully and unconditionally guaranteed by certain subsidiaries of the Company, as identified in the Form S-3 and primarily consisting of our U.S. subsidiaries. As a result, we are required to present condensed consolidating financial information regarding the guarantors and non-guarantors of the securities in accordance with SEC Regulation S-X Rule 3-10. As specified in Rule 3-10, the condensed consolidating balance sheets, results of operations, and statements of cash flows presented on the following pages meet the requirements for financial statements of the issuer and each guarantor of the debt securities because the guarantors are all direct or indirect wholly-owned subsidiaries of Newpark Resources, Inc., and all of the guarantees are full and unconditional on a joint and several basis. The condensed consolidating balance sheet as of March 31, 2010 and December 31, 2009, and condensed consolidating results of operations and cash flows for the first quarter 2010 and 2009 are as follows:
Condensed Consolidating Balance Sheets:

(in thousands)	March 31, 2010
(unaudited)		Guarantor	Non-guarantor	Consolidating
	Parent	subsidiaries	subsidiaries	entries	Consolidated
ASSETS
Cash and cash equivalents	$240	$—	$12,026	$—	$12,266
Receivables, net	184	96,863	56,939	—	153,986
Inventories	—	63,649	41,710	—	105,359
Deferred tax asset	12,694	7,091	290	—	20,075
Prepaid expenses and other current assets	528	2,517	8,774	—	11,819

Total current assets	13,646	170,120	119,739	—	303,505

Property, plant and equipment, net	4,292	190,657	25,349	$—	220,298
Goodwill	—	38,236	23,861	—	62,097
Other intangible assets, net	—	12,651	2,568	—	15,219
Deferred tax and other assets	21,886	693	1,440	(19,350)	4,669
Investment in subsidiaries	93,860	26,178	—	(120,038)	—

Total assets	$133,684	$438,535	$172,957	$(139,388)	$605,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Foreign bank lines of credit	$—	$—	$7,378	$—	$7,378
Current maturities of long-term debt	10,000	25	207	—	10,232
Accounts payable	(468)	40,873	21,208	—	61,613
Accrued liabilities	9,575	8,294	10,389	—	28,258

Total current liabilities	19,107	49,192	39,182	—	107,481

Long-term debt, less current portion	110,000	—	666	—	110,666
Deferred tax liability	—	27,443	778	(19,350)	8,871
Other noncurrent liabilities	2,389	10	2,022	—	4,421
Net intercompany (receivable) payable	(358,067)	288,498	69,569	—	—

Total liabilities	(226,571)	365,143	112,217	(19,350)	231,439

Common stock	917	24,908	26,094	(51,002)	917
Paid-in capital	461,205	56,423	3	(56,281)	461,350
Accumulated other comprehensive income	6,007	—	14,072	(13,836)	6,243
Retained (deficit) earnings	(92,591)	(7,939)	20,571	1,081	(78,878)
Treasury stock, at cost	(15,283)	—	—	—	(15,283)

Total stockholders equity	360,255	73,392	60,740	(120,038)	374,349

Total liabilities and stockholders equity	$133,684	$438,535	$172,957	$(139,388)	$605,788

(in thousands)	December 31, 2009
(unaudited)		Guarantor	Non-guarantor	Consolidating
	Parent	subsidiaries	subsidiaries	entries	Consolidated
ASSETS
Cash and cash equivalents	$162	$—	$11,372	$—	$11,534
Receivables, net	9	72,985	49,392	—	122,386
Inventories	—	72,197	43,298	—	115,495
Deferred tax asset	155	7,091	211	—	7,457
Prepaid expenses and other current assets	1,937	2,384	7,419	—	11,740

Total current assets	2,263	154,657	111,692	—	268,612

Property, plant and equipment, net	3,766	194,902	25,957	—	224,625
Goodwill	—	38,237	24,039	—	62,276
Other intangible assets, net	—	13,249	2,788	—	16,037
Deferred tax and other assets	38,379	680	1,151	(26,646)	13,564
Investment in subsidiaries	93,860	26,171	—	(120,031)	—

Total assets	$138,268	$427,896	$165,627	$(146,677)	$585,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Foreign bank lines of credit	$—	$—	$6,901	$—	$6,901
Current maturities of long-term debt	10,000	107	212	—	10,319
Accounts payable	1,195	38,317	23,480	—	62,992
Accrued liabilities	7,940	7,945	9,405	—	25,290

Total current liabilities	19,135	46,369	39,998	—	105,502

Long-term debt, less current portion	105,000	—	810	—	105,810
Deferred tax liability	—	27,437	1,292	(26,646)	2,083
Other noncurrent liabilities	1,782	10	1,905	—	3,697
Net intercompany (receivable) payable	(356,257)	295,408	60,849	—	—

Total liabilities	(230,340)	369,224	104,854	(26,646)	217,092

Common stock	917	24,907	25,945	(50,852)	917
Paid-in capital	460,544	56,423	3	(56,426)	460,544
Accumulated other comprehensive income	5,230	—	17,241	(13,836)	8,635
Retained (deficit) earnings	(82,669)	(22,658)	17,584	1,083	(86,660)
Treasury stock, at cost	(15,414)	—	—	—	(15,414)

Total stockholders equity	368,608	58,672	60,773	(120,031)	368,022

Total liabilities and stockholders equity	$138,268	$427,896	$165,627	$(146,677)	$585,114

Condensed Consolidated Statements of Operations:

(in thousands)	First Quarter 2010
(unaudited)		Guarantor	Non-guarantor	Consolidating
	Parent	subsidiaries	subsidiaries	entries	Consolidated

Revenues	$—	$113,703	$47,095	$—	$160,798

Cost of revenues	—	94,462	39,056	—	133,518
Selling, general and administrative expenses	4,107	6,183	4,123	—	14,413
Other (income) expense, net	(11)	(961)	130	—	(842)

Operating income	(4,096)	14,019	3,786	—	13,709

Foreign currency exchange loss (gain)	—	19	(630)	—	(611)
Interest expense (income), net	2,079	(9)	78	—	2,148
Intercompany interest (income) expense	—	(709)	709	—	—

(Loss) income from operations before income tax	(6,175)	14,718	3,629	—	12,172
Provision for income taxes	(2,735)	6,482	643	—	4,390
Equity in income of subsidiaries	11,222	1,938	—	(13,160)	—

Net income	$7,782	$10,174	$2,986	$(13,160)	$7,782

(in thousands)	First Quarter 2009
(unaudited)		Guarantor	Non-guarantor	Consolidating
	Parent	subsidiaries	subsidiaries	entries	Consolidated

Revenues	$—	$94,521	$32,417	$—	$126,938

Cost of revenues	—	96,763	26,749	—	123,512
Selling, general and administrative expenses	4,946	7,425	3,859	—	16,230
Other expense (income), net	—	164	(189)	—	(25)

Operating income	(4,946)	(9,831)	1,998	—	(12,779)

Foreign currency exchange gain	—	6	23	—	29
Interest expense	1,567	(2)	85	—	1,650
Intercompany interest (income) expense	(341)	(371)	712	—	—

(Loss) income from operations before income tax	(6,172)	(9,464)	1,178	—	(14,458)
Provision for income taxes	(1,736)	(2,662)	1,944	—	(2,454)
Equity in income (loss) of subsidiaries	(7,568)	1,104	—	6,464	—

Net (loss) income	$(12,004)	$(5,698)	$(766)	$6,464	$(12,004)

Condensed Consolidated Cash Flows:

(in thousands)	First Quarter 2010
(unaudited)		Guarantor	Non-guarantor
	Parent	subsidiaries	subsidiaries	Consolidated

Net cash (used in) provided by operating activities	$(3,054)	$7,684	$(6,999)	$(2,369)

Net cash used in investing activities	(20)	(722)	(1,239)	(1,981)

Borrowings on lines of credit	36,000	—	9,409	45,409
Payments on lines of credit	(31,000)	—	(8,564)	(39,564)
Inter-company (repayments) borrowings	(1,810)	(6,880)	8,690	—
Other financing activities	(38)	(82)	(104)	(224)

New cash provided by (used in) financing activities	3,152	(6,962)	9,431	5,621

Effect of exchange rate changes on cash	—	—	(539)	(539)

Net increase in cash	78	—	654	732
Cash at the beginning of the period	162	—	11,372	11,534

Cash at the end of the period	$240	$—	$12,026	$12,266

(in thousands)	First Quarter 2009
(unaudited)		Guarantor	Non-guarantor
	Parent	subsidiaries	subsidiaries	Consolidated

Net cash (used in) provided by operating activities	$(7,878)	$35,483	$5,433	$33,038

Net cash (used in) provided by investing activities	(55)	(3,178)	(3,774)	(7,007)

Borrowings on lines of credit	39,000	—	9,827	48,827
Payments on lines of credit	(62,000)	—	(11,784)	(73,784)
Inter-company borrowings (repayments)	31,196	(32,209)	1,013	—
Other financing activities	(99)	(96)	740	545

Net cash provided by (used in) financing activities	8,097	(32,305)	(204)	(24,412)

Effect of exchange rate changes on cash	—	—	(562)	(562)

Net increase in cash	164	—	893	1,057
Cash at the beginning of the period	—	—	8,252	8,252

Cash at the end of the period	$164	—	$9,145	$9,309